UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 24, 2019

STAG INDUSTRIAL, INC.

(Exact name of registrant specified in its charter)

Maryland	001-34907	27-3099608
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Federal Street, 23rd Floor

Boston, Massachusetts 02110

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (617) 574-4777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	STAG	New York Stock Exchange

6.875% Series C Cumulative Redeemable Preferred Stock, $0.01 par value	STAG-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01.	OTHER EVENTS.

On September 24, 2019, STAG Industrial, Inc. (the “Company”) and its operating partnership, STAG Industrial Operating Partnership, L.P. (the “Operating Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as representative of the several underwriters named therein (collectively, the “Underwriters”), Citigroup Global Markets Inc. (in such capacity, the “Forward Seller”) and Citibank, N.A. (in such capacity, the “Forward Purchaser”) relating to the offering of an aggregate of 12,650,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) at a price to the underwriters of $28.60 per share, consisting of (i) 5,500,000 shares of Common Stock offered directly by the Company and (ii) 7,150,000 shares of Common Stock offered by the Forward Seller in connection with certain forward sale agreements described below (including 1,650,000 shares offered pursuant to the Underwriters’ option to purchase additional shares, which option was exercised in full). The Company will not initially receive any proceeds from the sale of shares of Common Stock by the Forward Seller. The closing of the offering occurred on September 27, 2019.

In connection with the offering, the Company and the Operating Partnership also entered into certain forward sale agreements (the “Forward Sale Agreements”) with the Forward Purchaser.  In connection with such Forward Sale Agreements, the Forward Purchaser (or its affiliate) borrowed from third parties and sold to the Underwriters an aggregate of 7,150,000 shares of Common Stock that was sold in the offering. The Company expects to physically settle the Forward Sale Agreements and receive proceeds, subject to certain adjustments, from the sale of those shares of its Common Stock upon one or more such physical settlements within approximately six months from the date of the prospectus supplement, earlier than September 24, 2020, the scheduled maturity date of the Forward Sale Agreements. Although the Company expects to settle the Forward Sale Agreements entirely by the physical delivery of shares of Common Stock for cash proceeds, the Company may also elect to cash or net share settle all or a portion of its obligations under the Forward Sale Agreements, in which case, it may receive, or it may owe, cash or shares of Common Stock from or to the Forward Purchaser.  The Forward Sale Agreements provide for an initial forward sale price of $28.60 per share, subject to certain adjustments pursuant to the terms of each of the Forward Sale Agreements. The Forward Sale Agreements are subject to early termination or settlement under certain circumstances.

The Common Stock offered pursuant to the Underwriting Agreement has been registered on the Company’s registration statement on Form S-3 (File No. 333-229661), which became effective upon filing with the Securities and Exchange Commission on February 13, 2019, and a prospectus supplement dated September 24, 2019.

The foregoing description is qualified in its entirety by reference to the Underwriting Agreement and the Forward Sale Agreements, copies of which are filed as Exhibits 1.1, 1.2 and 1.3 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated September 24, 2019 among STAG Industrial, Inc., STAG Industrial Operating Partnership, L.P., Citigroup Global Markets Inc. and Citibank, N.A.

1.2	Confirmation of Issuer Share Forward Sale Transaction, dated September 24, 2019, by and among STAG Industrial, Inc., STAG Industrial Operating Partnership, L.P. and Citibank, N.A.

1.3	Confirmation of Issuer Share Forward Sale Transaction, dated September 26, 2019, by and among STAG Industrial, Inc., STAG Industrial Operating Partnership, L.P. and Citibank, N.A.

5.1	Opinion of DLA Piper LLP (US) regarding legality of the shares

8.1	Opinion of Hunton Andrews Kurth LLP regarding certain tax matters (incorporated herein by reference to Exhibit 8.1 to the registration statement on Form S-3 (File No. 333-229661) filed with the SEC on February 13, 2019)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

23.2	Consent of Hunton Andrews Kurth LLP (included in Exhibit 8.1)

104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.
	By:	/s/ Jeffrey M. Sullivan
Jeffrey M. Sullivan
Executive Vice President, General Counsel and Secretary
Dated: September 27, 2019